Exhibit 99.2

AMERICAN Homes 4 Rent

Feel right at home.

Earnings Release and Supplemental Information Package

First Quarter 2021

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports First Quarter 2021 Financial and Operating Results
CALABASAS, Calif., May 6, 2021—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2021.
Highlights
•Rents and other single-family property revenues increased 8.8% to $312.6 million for the first quarter of 2021 from $287.3 million for the first quarter of 2020.
•Net income attributable to common shareholders totaled $30.2 million, or $0.09 per diluted share, for the first quarter of 2021, compared to $20.2 million, or $0.07 per diluted share, for the first quarter of 2020.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 8.5% to $0.32 per FFO share and unit for the first quarter of 2021 from $0.29 per FFO share and unit for the first quarter of 2020 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 8.9% to $0.29 per FFO share and unit for the first quarter of 2021 from $0.26 per FFO share and unit for the first quarter of 2020.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 4.0% year-over-year for the first quarter of 2021.
•Continued to experience record demand with a Same-Home portfolio Average Occupied Days Percentage of 97.3% in the first quarter of 2021, while achieving 10.0% rental rate growth on new leases, which accelerated further in April to an Average Occupied Days Percentage in the high 97% range while achieving over 11% rental rate growth on new leases.
•Subsequent to quarter end, closed a $1.25 billion sustainability-linked credit facility, which amends the Company’s existing credit facility and provides for expanded revolving capacity and lower borrowing cost.
•Subsequent to quarter end, announced the Company’s intent to redeem all outstanding shares of the 6.500% Series D and 6.350% Series E perpetual preferred shares.
•Raised Full Year 2021 Core FFO attributable to common share and unit holders guidance midpoint by $0.02 per share and unit to $1.27, representing anticipated full year growth of 9.5% over prior year.
“We are off to a strong start this year with quarterly Core FFO growth of 8.5%, which reflects our high-growth trajectory and record leasing results that continued strengthening into April,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “In an undersupplied market, we are providing access to high-quality, Class A homes and leveraging the benefits of our one-of-a-kind development program to help meet our country’s housing needs. Thanks to our team’s hard work and based on our ability to capitalize on the strong operating environment, coupled with our recently announced plan to accretively redeem our series D and E preferred shares, we are increasing the midpoint of our full year Core FFO guidance to $1.27 per share, which now represents 9.5% anticipated year-over-year growth.”
First Quarter 2021 Financial Results
Net income attributable to common shareholders totaled $30.2 million, or $0.09 per diluted share, for the first quarter of 2021, compared to $20.2 million, or $0.07 per diluted share, for the first quarter of 2020. This increase was primarily attributable to growth in the Company’s portfolio, higher occupancy and higher rental rates, as well as an increase in gain on sale and impairment of single-family properties and other, net, partially offset by increased uncollectible rents related to the COVID-19 pandemic.
Rents and other single-family property revenues increased 8.8% to $312.6 million for the first quarter of 2021, compared to $287.3 million for the first quarter of 2020. Revenue growth was driven by an increase in our average occupied portfolio

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
which grew to 51,648 homes for the first quarter of 2021, compared to 48,898 homes for the first quarter of 2020, as well as higher rental rates, partially offset by increased uncollectible rents related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 9.0% to $171.2 million for the first quarter of 2021, compared to $157.0 million for the first quarter of 2020. This growth was driven by a 7.9% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic and a 5.8% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 5.6% to $237.6 million for the first quarter of 2021, compared to $225.0 million for the first quarter of 2020, which was driven by a 3.3% increase in Average Monthly Realized Rent per property and a 210 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 30 basis points of contribution from higher fees and (ii) partially offset by 190 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 4.0% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 4.0% to $83.3 million for the first quarter of 2021, compared to $80.1 million for the first quarter of 2020. As a result, Core NOI from Same-Home properties increased 4.0% to $152.7 million for the first quarter of 2021, compared to $146.8 million for the first quarter of 2020.
Core FFO attributable to common share and unit holders was $116.9 million, or $0.32 per FFO share and unit, for the first quarter of 2021, compared to $103.1 million, or $0.29 per FFO share and unit, for the first quarter of 2020. Adjusted FFO attributable to common share and unit holders was $106.3 million, or $0.29 per FFO share and unit, for the first quarter of 2021, compared to $93.5 million, or $0.26 per FFO share and unit, for the first quarter of 2020. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates, partially offset by $4.9 million of negative financial impacts associated with the COVID-19 pandemic including $4.5 million of increased uncollectible rents and $0.4 million of increased uncollectible tenant reimbursements.
Collections Update
Collections have continued to remain resilient throughout the pandemic with the Company recognizing bad debt on 2.5% of its first quarter 2021 rental billings. Additionally, collections of April 2021 rental billings continue to remain consistent with pandemic payment histories within the same time frame.
Portfolio
As of March 31, 2021, the Company had an occupancy percentage of 97.5%, compared to 97.0% as of December 31, 2020. The occupancy percentage on Same-Home properties was 98.1% as of March 31, 2021, compared to 97.6% as of December 31, 2020.
Investments
As of March 31, 2021, the Company’s wholly-owned portfolio consisted of 53,984 homes, compared to 53,584 homes as of December 31, 2020, an increase of 400 homes during the first quarter of 2021, which included 299 newly constructed properties delivered through our AMH Development Program and 281 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 180 homes sold. As of March 31, 2021, the Company had 636 properties held for sale, compared to 711 properties as of December 31, 2020. Also, as of March 31, 2021, the Company had an additional 1,383 properties held in unconsolidated joint ventures, representing a net increase of 90 properties, compared to 1,293 properties held in unconsolidated joint ventures as of December 31, 2020.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
Capital Activities, Balance Sheet and Liquidity
As of March 31, 2021, the Company had cash and cash equivalents of $75.2 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.3% and a weighted-average term to maturity of 11.6 years. The Company had $80.0 million of outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization and its revolving credit facility which was amended subsequent to quarter end, until 2024. During the first quarter of 2021, the Company generated $69.3 million of Retained Cash Flow and sold 180 properties generating $46.2 million of net proceeds.
On April 15, 2021, the Company closed a $1.25 billion revolving credit facility, amending its existing $800 million revolving credit facility. The amended revolving credit facility provides for expanded borrowing capacity to continue to support the Company’s growth initiatives, reflects a more favorable pricing grid based on current market conditions, and includes a sustainability component based upon third-party performance measures through which overall pricing can further improve if the Company meets certain targets. The interest rate on the amended revolving credit facility is at either LIBOR plus a margin ranging from 0.725% to 1.45% or a base rate (determined according to the greater of a prime rate, federal funds rate plus 0.5% or daily LIBOR rate plus 1.0%) plus a margin ranging from 0.00% to 0.45%. In each case the actual margin is determined based on the Company’s credit ratings in effect from time to time. The amended revolving credit facility matures on April 15, 2025, with two six-month extension options at the Company’s election if certain conditions are met.
2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, impact of government regulations, the speed and effectiveness of vaccine distribution, vaccine adoption rates and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.22 - $1.28	$1.24 - $1.30
Core FFO attributable to common share and unit holders growth	5.2% - 10.3%	6.9% - 12.1%

Same-Home
Core revenues growth	3.25% - 4.75%	3.75% - 4.75%
Core property operating expenses growth	4.00% - 5.50%	4.00% - 5.50%
Core NOI growth	2.75% - 4.25%	3.25% - 4.75%
Changes to Full Year 2021 guidance:
•$0.01 reflecting strengthened operational outlook primarily in core revenues driven by strong occupancy and leasing results in both our Same-Home and Non-Same-Home portfolios.
•$0.01 reflecting partial year benefit from the anticipated refinancing of the 6.500% Series D and 6.350% Series E preferred shares.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s First Quarter 2021 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, May 7, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2021 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, May 21, 2021 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13718331#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2021, we owned 53,984 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2021 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, new variants or strains, impact of government regulations, the speed and effectiveness of vaccine distribution, vaccine adoption rates and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2021	2020
Operating Data
Net income attributable to common shareholders	$30,214	$20,244
Core revenues	$266,778	$247,329
Core NOI	$171,179	$157,008
Core NOI margin	64.2%	63.5%
Platform Efficiency Percentage	12.8%	13.0%
Fully Adjusted EBITDAre	$150,871	$139,021
Fully Adjusted EBITDAre Margin	56.1%	56.0%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.29	$0.28
Core FFO attributable to common share and unit holders	$0.32	$0.29
Adjusted FFO attributable to common share and unit holders	$0.29	$0.26

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,330,166	$8,245,388	$8,158,937	$8,096,223	$8,067,375
Total assets	$9,686,701	$9,593,625	$9,600,363	$9,271,774	$9,201,365
Outstanding borrowings under revolving credit facility	$80,000	$—	$—	$130,000	$105,000
Total Debt	$2,922,374	$2,848,492	$2,853,883	$2,989,230	$2,970,558
Total Market Capitalization	$16,096,244	$14,783,745	$14,226,536	$13,373,387	$12,043,390
Total Debt to Total Market Capitalization	18.2%	19.3%	20.1%	22.4%	24.7%
Net Debt to Adjusted EBITDAre	4.5 x	4.4 x	4.2 x	5.0 x	4.9 x
Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	5.9 x	5.7 x	6.5 x	6.4 x
NYSE AMH Class A common share closing price	$33.34	$30.00	$28.48	$26.90	$23.20

Portfolio Data - end of period
Occupied single-family properties	52,025	51,271	51,090	50,170	49,029
Single-family properties recently acquired or developed	150	233	82	120	499
Single-family properties in turnover process	744	977	893	1,189	1,817
Single-family properties leased, not yet occupied	429	392	351	573	471
Total single-family properties, excluding properties held for sale	53,348	52,873	52,416	52,052	51,816
Single-family properties held for sale	636	711	813	948	960
Total single-family properties	53,984	53,584	53,229	53,000	52,776
Total occupancy percentage (1)	97.5%	97.0%	97.5%	96.4%	94.6%
Total Average Occupied Days Percentage	97.1%	97.2%	96.9%	95.1%	94.7%
Same-Home occupancy percentage (47,258 properties)	98.1%	97.6%	97.8%	96.9%	95.9%
Same-Home Average Occupied Days Percentage (47,258 properties)	97.3%	97.4%	97.0%	95.5%	95.2%

Other Data
Distributions declared per common share	$0.10	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2021	2020
Rents and other single-family property revenues	$312,573	$287,342

Expenses:
Property operating expenses	118,694	107,497
Property management expenses	23,699	23,276
General and administrative expense	15,205	11,266
Interest expense	28,005	29,715
Acquisition and other transaction costs	4,846	2,147
Depreciation and amortization	90,071	82,821
Total expenses	280,520	256,722

Gain on sale and impairment of single-family properties and other, net	16,069	6,319
Other income and expense, net	799	588

Net income	48,921	37,527

Noncontrolling interest	4,925	3,501
Dividends on preferred shares	13,782	13,782

Net income attributable to common shareholders	$30,214	$20,244

Weighted-average common shares outstanding:
Basic	316,982,460	300,813,069
Diluted	317,441,397	301,305,068

Net income attributable to common shareholders per share:
Basic	$0.10	$0.07
Diluted	$0.09	$0.07

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2021	2020
Net income attributable to common shareholders	$30,214	$20,244
Adjustments:
Noncontrolling interests in the Operating Partnership	4,925	3,501
Gain on sale and impairment of single-family properties and other, net	(16,069)	(6,319)
Adjustments for unconsolidated joint ventures	382	238
Depreciation and amortization	90,071	82,821
Less: depreciation and amortization of non-real estate assets	(2,788)	(2,064)
FFO attributable to common share and unit holders	$106,735	$98,421
Adjustments:
Acquisition, other transaction costs and other	4,846	2,852
Noncash share-based compensation - general and administrative	4,342	1,369
Noncash share-based compensation - property management	999	439
Core FFO attributable to common share and unit holders (1)	$116,922	$103,081
Recurring Capital Expenditures	(9,651)	(8,711)
Leasing costs	(975)	(910)
Adjusted FFO attributable to common share and unit holders (1)	$106,296	$93,460

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.29	$0.28
Core FFO attributable to common share and unit holders (1)	$0.32	$0.29
Adjusted FFO attributable to common share and unit holders (1)	$0.29	$0.26

Weighted-average FFO shares and units:
Common shares outstanding	316,982,460	300,813,069
Share-based compensation plan (2)	756,539	720,386
Operating partnership units	51,664,757	52,026,980
Total weighted-average FFO shares and units	369,403,756	353,560,435
(1)Core FFO and Adjusted FFO attributable to common share and unit holders include $4.5 million of increased uncollectible rents and $0.4 million of increased uncollectible tenant reimbursements during the first quarter of 2021 as a result of the COVID-19 pandemic.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2021	2020
Rents from single-family properties	$268,321	$245,330
Fees from single-family properties	5,174	4,014
Bad debt (1)	(6,717)	(2,015)
Core revenues	266,778	247,329

Property tax expense	47,408	44,968
HOA fees, net (2)	4,967	4,516
R&M and turnover costs, net (2)(3)	18,236	17,107
Insurance	2,788	2,313
Property management expenses, net (4)	22,200	21,417
Core property operating expenses	95,599	90,321

Core NOI	$171,179	$157,008
Core NOI margin	64.2%	63.5%

	For the Three Months Ended Mar 31, 2021
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (5)	Held for Sale Properties	Total Single-Family Properties
Property count	47,258	3,007	3,083	636	53,984
Average Occupied Days Percentage	97.3%	98.4%	91.9%	87.9%	97.0%

Rents from single-family properties	$237,554	$16,106	$11,560	$3,101	$268,321
Fees from single-family properties	4,424	286	428	36	5,174
Bad debt (1)	(5,960)	(362)	(261)	(134)	(6,717)
Core revenues	236,018	16,030	11,727	3,003	266,778

Property tax expense	41,864	2,451	2,193	900	47,408
HOA fees, net (2)	4,327	226	298	116	4,967
R&M and turnover costs, net (2)(3)	15,794	769	1,106	567	18,236
Insurance	2,423	174	135	56	2,788
Property management expenses, net (4)	18,917	1,370	1,599	314	22,200
Core property operating expenses	83,325	4,990	5,331	1,953	95,599

Core NOI	$152,693	$11,040	$6,396	$1,050	$171,179
Core NOI margin	64.7%	68.9%	54.5%	35.0%	64.2%
(1)Includes increased uncollectible rents related to the COVID-19 pandemic of $4.5 million and $4.2 million for the total portfolio and Same-Home portfolio, respectively, during the first quarter of 2021.
(2)Presented net of tenant charge-backs.
(3)Includes increased uncollectible tenant reimbursements of $0.4 million and $0.4 million for the total portfolio and Same-Home portfolio, respectively, during the first quarter of 2021.
(4)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(5)Includes 896 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,187 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2021	2020	Change
Number of Same-Home properties	47,258	47,258
Occupancy percentage as of period end	98.1%	95.9%	2.2%
Average Occupied Days Percentage	97.3%	95.2%	2.1%
Average Monthly Realized Rent per property	$1,722	$1,667	3.3%
Turnover Rate	7.0%	8.1%	(1.1)%
Turnover Rate - TTM	32.2%	N/A

Core NOI:
Rents from single-family properties	$237,554	$225,030	5.6%
Fees from single-family properties	4,424	3,564	24.1%
Bad debt (1)	(5,960)	(1,695)	251.6%
Core revenues	236,018	226,899	4.0%

Property tax expense	41,864	40,253	4.0%
HOA fees, net (2)	4,327	3,982	8.7%
R&M and turnover costs, net (2)(3)	15,794	14,941	5.7%
Insurance	2,423	2,060	17.6%
Property management expenses, net (4)	18,917	18,892	0.1%
Core property operating expenses	83,325	80,128	4.0%

Core NOI	$152,693	$146,771	4.0%
Core NOI margin	64.7%	64.7%

Recurring Capital Expenditures	8,697	8,362	4.0%
Core NOI After Capital Expenditures	$143,996	$138,409	4.0%

Property Enhancing Capex	$13,087	$7,336

Per property:
Average Recurring Capital Expenditures	$184	$177	4.0%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$518	$493	5.1%
(1)Includes $4.2 million of increased uncollectible rents related to the COVID-19 pandemic during the first quarter of 2021.
(2)Presented net of tenant charge-backs.
(3)Includes $0.4 million of increased uncollectible tenant reimbursements during the first quarter of 2021.
(4)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Occupancy percentage as of period end	98.1%	97.6%	97.8%	96.9%	95.9%
Average Occupied Days Percentage	97.3%	97.4%	97.0%	95.5%	95.2%
Average Monthly Realized Rent per property	$1,722	$1,698	$1,690	$1,683	$1,667

Average Change in Rent for Renewals	5.1%	4.3%	1.1%	1.3%	4.6%
Average Change in Rent for Re-Leases	10.0%	7.6%	6.0%	4.4%	3.4%
Average Blended Change in Rent	6.9%	5.5%	2.8%	2.4%	4.2%

Core NOI:
Rents from single-family properties (1)	$237,554	$234,510	$232,340	$227,901	$225,030
Fees from single-family properties (1)	4,424	4,100	3,790	2,836	3,564
Bad debt (2)	(5,960)	(5,639)	(4,461)	(7,798)	(1,695)
Core revenues	236,018	232,971	231,669	222,939	226,899

Property tax expense	41,864	40,136	40,728	40,422	40,253
HOA fees, net (3)	4,327	4,525	4,494	4,352	3,982
R&M and turnover costs, net (3)(4)	15,794	16,508	21,108	20,196	14,941
Insurance	2,423	2,153	2,152	2,129	2,060
Property management expenses, net (5)	18,917	18,391	17,867	18,385	18,892
Core property operating expenses	83,325	81,713	86,349	85,484	80,128

Core NOI	$152,693	$151,258	$145,320	$137,455	$146,771
Core NOI margin	64.7%	64.9%	62.7%	61.7%	64.7%

Recurring Capital Expenditures (6)	8,697	8,731	13,848	11,289	8,362
Core NOI After Capital Expenditures	$143,996	$142,527	$131,472	$126,166	$138,409

Property Enhancing Capex	$13,087	$13,065	$13,598	$11,245	$7,336

Per property:
Average Recurring Capital Expenditures	$184	$185	$293	$238	$177
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$518	$534	$740	$667	$493
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes $6.0 million, $1.9 million, $3.2 million and $4.2 million of increased uncollectible rents related to the COVID-19 pandemic during the second, third and fourth quarters of 2020 and first quarter of 2021, respectively.
(3)Presented net of tenant charge-backs.
(4)Includes $1.8 million, $1.6 million, $0.2 million and $0.4 million of increased uncollectible tenant reimbursements during the second, third and fourth quarters of 2020 and first quarter of 2021, respectively, and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic during the second quarter of 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $1.2 million and $1.8 million of incremental capital expenditures that primarily related to HVAC and home system replacements due to abnormally high home system usage during stay-at-home orders during the second and third quarters of 2020, respectively.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 1Q21 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,193	$181,938	8.7%	5.8%	12.6%	7.8%
Dallas-Fort Worth, TX	3,942	166,963	7.5%	4.6%	7.7%	5.6%
Charlotte, NC	3,459	195,445	7.9%	5.1%	9.4%	6.5%
Indianapolis, IN	2,761	155,814	4.8%	5.7%	11.7%	7.9%
Houston, TX	2,601	168,095	4.4%	3.9%	4.2%	4.0%
Phoenix, AZ	2,600	178,300	5.9%	8.0%	20.3%	12.0%
Nashville, TN	2,458	216,722	6.0%	5.1%	6.2%	5.5%
Jacksonville, FL	2,158	176,087	4.4%	5.0%	10.8%	7.1%
Tampa, FL	2,047	198,351	4.1%	4.5%	10.7%	6.6%
Columbus, OH	1,964	173,431	4.2%	5.3%	11.5%	7.4%
Cincinnati, OH	1,938	177,393	4.1%	5.7%	8.8%	6.9%
Raleigh, NC	1,914	185,198	4.1%	4.8%	7.2%	5.7%
Greater Chicago area, IL and IN	1,703	184,518	3.3%	4.8%	9.1%	6.5%
Orlando, FL	1,498	181,706	2.9%	4.4%	5.9%	4.9%
Salt Lake City, UT	1,357	246,613	3.9%	5.2%	11.9%	7.8%
Charleston, SC	1,028	196,422	2.3%	5.3%	8.0%	6.6%
Las Vegas, NV	929	179,222	2.0%	6.1%	13.1%	8.1%
San Antonio, TX	867	162,911	1.5%	4.5%	6.3%	5.2%
Savannah/Hilton Head, SC	856	181,194	1.8%	4.5%	10.2%	6.6%
Austin, TX	779	194,720	1.4%	5.1%	7.0%	5.7%
All Other (2)	6,206	202,526	14.8%	4.4%	11.5%	7.1%
Total/Average	47,258	$185,790	100.0%	5.1%	10.0%	6.9%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	1Q21 QTD	1Q20 QTD	Change	1Q21 QTD	1Q20 QTD	Change
Atlanta, GA	97.4%	94.9%	2.5%	$1,701	$1,654	2.8%
Dallas-Fort Worth, TX	97.3%	95.1%	2.2%	1,820	1,781	2.2%
Charlotte, NC	97.3%	94.8%	2.5%	1,680	1,628	3.2%
Indianapolis, IN	97.4%	95.1%	2.3%	1,508	1,455	3.6%
Houston, TX	97.3%	94.4%	2.9%	1,708	1,680	1.7%
Phoenix, AZ	97.6%	96.5%	1.1%	1,599	1,501	6.5%
Nashville, TN	96.1%	94.3%	1.8%	1,821	1,766	3.1%
Jacksonville, FL	97.0%	94.1%	2.9%	1,659	1,606	3.3%
Tampa, FL	97.7%	94.7%	3.0%	1,779	1,733	2.7%
Columbus, OH	97.8%	96.1%	1.7%	1,734	1,668	4.0%
Cincinnati, OH	97.1%	96.7%	0.4%	1,688	1,630	3.6%
Raleigh, NC	96.7%	94.6%	2.1%	1,610	1,572	2.4%
Greater Chicago area, IL and IN	97.9%	96.5%	1.4%	1,922	1,890	1.7%
Orlando, FL	95.8%	95.8%	—%	1,766	1,703	3.7%
Salt Lake City, UT	98.0%	95.6%	2.4%	1,885	1,809	4.2%
Charleston, SC	97.5%	94.4%	3.1%	1,788	1,725	3.7%
Las Vegas, NV	97.2%	96.1%	1.1%	1,671	1,622	3.0%
San Antonio, TX	97.1%	94.4%	2.7%	1,604	1,561	2.8%
Savannah/Hilton Head, SC	98.6%	93.3%	5.3%	1,634	1,579	3.5%
Austin, TX	97.3%	94.3%	3.0%	1,727	1,690	2.2%
All Other (2)	97.5%	95.8%	1.7%	1,778	1,705	4.3%
Total/Average	97.3%	95.2%	2.1%	$1,722	$1,667	3.3%
(1)Reflected for the three months ended March 31, 2021.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2021	Dec 31, 2020
	(Unaudited)
Assets
Single-family properties:
Land	$1,860,879	$1,836,798
Buildings and improvements	8,301,797	8,163,023
Single-family properties in operation	10,162,676	9,999,821
Less: accumulated depreciation	(1,832,510)	(1,754,433)
Single-family properties in operation, net	8,330,166	8,245,388
Single-family properties under development and development land	554,765	510,365
Single-family properties held for sale, net	115,994	129,026
Total real estate assets, net	9,000,925	8,884,779
Cash and cash equivalents	75,237	137,060
Restricted cash	136,867	128,017
Rent and other receivables	49,714	41,544
Escrow deposits, prepaid expenses and other assets	177,936	163,171
Investments in unconsolidated joint ventures	100,077	93,109
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,686,701	$9,593,625

Liabilities
Revolving credit facility	$80,000	$—
Asset-backed securitizations, net	1,922,734	1,927,607
Unsecured senior notes, net	890,143	889,805
Accounts payable and accrued expenses	307,644	298,949
Amounts payable to affiliates	—	4,834
Total liabilities	3,200,521	3,121,195

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,166	3,160
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	6,234,456	6,223,256
Accumulated deficit	(445,103)	(443,522)
Accumulated other comprehensive income	13,576	5,840
Total shareholders’ equity	5,806,455	5,789,094
Noncontrolling interest	679,725	683,336
Total equity	6,486,180	6,472,430

Total liabilities and equity	$9,686,701	$9,593,625

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Debt Summary as of March 31, 2021
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$80,000	$80,000	2.7%	1.31%	1.2
Total floating rate debt	—	80,000	80,000	2.7%	1.31%	1.2

Fixed rate debt:
AH4R 2014-SFR2	478,399	—	478,399	16.4%	4.42%	3.5
AH4R 2014-SFR3	493,862	—	493,862	16.9%	4.40%	3.7
AH4R 2015-SFR1	519,255	—	519,255	17.8%	4.14%	24.0
AH4R 2015-SFR2	450,858	—	450,858	15.4%	4.36%	24.5
2028 unsecured senior notes (4)	—	500,000	500,000	17.1%	4.08%	6.9
2029 unsecured senior notes	—	400,000	400,000	13.7%	4.90%	7.9
Total fixed rate debt	1,942,374	900,000	2,842,374	97.3%	4.36%	11.8

Total Debt	$1,942,374	$980,000	2,922,374	100.0%	4.28%	11.6

Unamortized discounts and loan costs			(29,497)
Total debt per balance sheet			$2,892,877

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2021	$15,536	0.5%
2022	100,714	3.4%
2023	20,714	0.7%
2024	953,929	32.5%
2025	10,302	0.4%
2026	10,302	0.4%
2027	10,302	0.4%
2028	510,302	17.5%
2029	410,302	14.0%
2030	10,302	0.4%
Thereafter	869,669	29.8%
Total	$2,922,374	100.0%
(1)Interest rates are as of March 31, 2021.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of March 31, 2021.
(4)The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2021	2020
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$28,005	$29,715
Less: amortization of discounts, loan costs and cash flow hedge	(1,829)	(1,849)
Add: capitalized interest	5,878	4,649
Cash interest	$32,054	$32,515

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Capital Structure and Credit Metrics as of March 31, 2021
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$2,922,374	18.2%

Total preferred shares		883,750	5.5%

Common equity at market value:
Common shares outstanding	317,252,885
Operating partnership units	51,376,980
Total shares and units	368,629,865
NYSE AMH Class A common share closing price at March 31, 2021	$33.34
Market value of common shares and operating partnership units		12,290,120	76.3%

Total Market Capitalization		$16,096,244	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings
Net Debt to Adjusted EBITDAre	4.5 x	Rating Agency	Rating	Outlook
Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.3 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	67.0%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	25.9%
Ratio of Secured Debt to Total Assets	<	40.0%	17.1%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	826.0%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.63 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	27.8%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	17.2%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	16.1%
Ratio of EBITDA to Fixed Charges	>	1.75 x	3.01 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	10.47 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Top 20 Markets Summary as of March 31, 2021
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,077	9.5%	$187,415	2,163	17.3
Dallas-Fort Worth, TX	4,317	8.1%	167,630	2,118	16.9
Charlotte, NC	3,822	7.2%	199,157	2,099	16.4
Phoenix, AZ	3,171	5.9%	181,465	1,838	17.4
Houston, TX	2,955	5.5%	166,762	2,097	15.2
Nashville, TN	2,941	5.5%	219,924	2,108	15.2
Indianapolis, IN	2,820	5.3%	156,384	1,928	18.4
Tampa, FL	2,496	4.7%	204,872	1,946	14.6
Jacksonville, FL	2,486	4.7%	186,381	1,937	14.6
Raleigh, NC	2,128	4.0%	188,121	1,878	15.6
Columbus, OH	2,067	3.9%	176,505	1,870	19.1
Cincinnati, OH	1,998	3.7%	178,816	1,851	18.6
Orlando, FL	1,769	3.3%	188,449	1,904	18.4
Greater Chicago area, IL and IN	1,727	3.2%	184,667	1,869	19.6
Salt Lake City, UT	1,610	3.0%	262,185	2,182	17.0
Charleston, SC	1,270	2.4%	206,515	1,975	12.3
Las Vegas, NV	1,187	2.2%	196,363	1,858	16.0
Austin, TX	967	1.8%	199,476	1,891	11.2
San Antonio, TX	946	1.8%	164,931	2,024	16.6
Savannah/Hilton Head, SC	917	1.7%	184,219	1,871	13.1
All Other (3)	6,677	12.6%	207,515	1,901	16.9
Total/Average	53,348	100.0%	$190,498	1,987	16.6
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	97.3%	$1,714	5.8%	12.6%	7.8%
Dallas-Fort Worth, TX	97.1%	1,837	4.5%	7.7%	5.6%
Charlotte, NC	97.2%	1,692	5.1%	9.2%	6.5%
Phoenix, AZ	97.8%	1,583	8.4%	21.3%	12.2%
Houston, TX	96.1%	1,712	3.9%	4.3%	4.0%
Nashville, TN	95.7%	1,819	5.1%	6.1%	5.5%
Indianapolis, IN	97.2%	1,514	5.7%	11.7%	7.9%
Tampa, FL	98.1%	1,794	4.6%	10.8%	6.6%
Jacksonville, FL	97.3%	1,672	5.0%	10.9%	7.1%
Raleigh, NC	96.6%	1,614	4.8%	7.1%	5.6%
Columbus, OH	97.8%	1,742	5.3%	11.6%	7.5%
Cincinnati, OH	96.7%	1,695	5.7%	8.8%	6.9%
Orlando, FL	95.9%	1,776	4.4%	6.0%	5.1%
Greater Chicago area, IL and IN	97.6%	1,955	4.8%	9.1%	6.6%
Salt Lake City, UT	98.0%	1,890	5.3%	11.7%	7.8%
Charleston, SC	97.0%	1,803	5.4%	8.1%	6.7%
Las Vegas, NV	96.8%	1,709	6.1%	12.6%	8.0%
Austin, TX	96.2%	1,745	5.1%	7.0%	5.8%
San Antonio, TX	96.5%	1,608	4.6%	6.0%	5.1%
Savannah/Hilton Head, SC	98.6%	1,646	4.5%	9.9%	6.5%
All Other (3)	97.2%	1,776	4.4%	11.6%	7.1%
Total/Average	97.1%	$1,730	5.2%	10.0%	6.9%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended March 31, 2021.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Property Additions

	1Q21 Additions
Market	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	126	$267,486
Jacksonville, FL	65	267,030
Las Vegas, NV	60	298,682
Nashville, TN	42	300,967
Austin, TX	41	242,787
Tampa, FL	36	263,534
Charleston, SC	32	287,332
Orlando, FL	28	292,508
Phoenix, AZ	26	322,692
Cincinnati, OH	20	273,023
Tucson, AZ	18	274,563
Salt Lake City, UT	16	312,422
Charlotte, NC	12	286,336
Raleigh, NC	12	257,815
San Antonio, TX	12	247,721
Indianapolis, IN	10	250,839
Columbus, OH	7	309,786
Dallas-Fort Worth, TX	5	265,270
Winston Salem, NC	4	251,286
Greensboro, NC	3	301,222
All Other (2)	5	400,811
Total/Average	580	$278,721
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
(2)Represents three markets in three states.
Property Dispositions

	Mar 31, 2021 Single-Family Properties Held for Sale	1Q21 Dispositions
Market		Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	152	13	$382,692
Greater Chicago area, IL and IN	120	14	204,214
Bay Area, CA	61	4	457,000
Central Valley, CA	58	4	218,750
Houston, TX	55	21	205,143
Atlanta, GA	40	24	259,917
Oklahoma City, OK	17	5	189,600
Tampa, FL	13	5	283,800
Dallas-Fort Worth, TX	12	15	302,800
Nashville, TN	12	11	281,364
Miami, FL	11	2	251,500
Orlando, FL	11	5	260,800
Austin, TX	10	13	202,615
Cincinnati, OH	8	5	214,400
San Antonio, TX	8	6	224,500
Phoenix, AZ	7	5	245,200
Charlotte, NC	6	—	—
Indianapolis, IN	4	3	212,667
Milwaukee, WI	4	2	293,000
Denver, CO	3	4	378,500
All Other (1)	24	19	225,105
Total/Average	636	180	$256,600
(1)Represents 15 markets in 10 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
AMH Development Pipeline Summary as of March 31, 2021

	YTD 1Q21 Deliveries			Mar 31, 2021 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	110	$267,000	$1,900	741
Las Vegas, NV	49	280,000	2,020	948
Charlotte, NC	45	302,000	2,120	744
Jacksonville, FL	41	245,000	1,850	557
Austin, TX	30	229,000	1,830	69
Tampa, FL	26	252,000	2,000	966
Orlando, FL	19	281,000	1,950	680
Seattle, WA	18	417,000	2,610	508
Nashville, TN	16	254,000	1,970	708
Charleston, SC	15	241,000	1,840	520
Boise, ID	15	278,000	2,090	488
Salt Lake City, UT	13	285,000	1,880	485
Denver, CO	5	338,000	2,260	173
Phoenix, AZ	—	—	—	332
Raleigh, NC	—	—	—	74
Columbus, OH	—	—	—	54
Total/Average	402	$274,000	$1,980	8,047

Estimated Delivery Timing

	Dec 31, 2020 Lots for Future Delivery (1)	YTD 1Q21 Lots Acquired	YTD 1Q21 Deliveries	Full Year Estimated 2021 Deliveries (3)	Deliveries Thereafter (3)
Consolidated development properties	5,875	1,160	299	1,200–1,400	5,735
Joint venture development properties (2)	1,196	218	103	700–800	664
Total development properties	7,071	1,378	402	1,900–2,200	6,399
(1)Represents lots owned by the Company for future home deliveries. Lots controlled in escrow are not included.
(2)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(3)Reflects the Company’s latest development program estimates as of May 6, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
Lease Expirations

	MTM	2Q21	3Q21	4Q21	1Q22	Thereafter
Lease expirations	2,873	13,405	12,374	7,747	12,090	3,965

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
1Q21	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	86,130	2,414	$28.03
	Remaining authorization:	$265,067		Remaining authorization:	$497,586

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)									HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Dec 31, 2020
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	191.8	91.8%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	180.4	80.4%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	185.9	85.9%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	207.3	107.3%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	150.2	50.2%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	190.4	90.4%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	170.6	70.6%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	208.4	108.4%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	189.9	89.9%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	167.4	67.4%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	175.9	75.9%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	160.3	60.3%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	195.9	95.9%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	146.5	46.5%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	196.9	96.9%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	89.9%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	232.9	132.9%
Austin, TX	100.0	110.1	121.4	133.3	144.7	154.7	161.9	176.8	201.4	101.4%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	157.2	57.2%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	89.9%
Average										84.5%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through December 31, 2020. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of March 31, 2021.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, impact of government regulations, the speed and effectiveness of vaccine distribution, vaccine adoption rates and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.22 - $1.28	$1.24 - $1.30
Core FFO attributable to common share and unit holders growth	5.2% - 10.3%	6.9% - 12.1%

Same-Home
Core revenues growth	3.25% - 4.75%	3.75% - 4.75%
Core property operating expenses growth	4.00% - 5.50%	4.00% - 5.50%
Core NOI growth	2.75% - 4.25%	3.25% - 4.75%

Changes to Full Year 2021 guidance:
•$0.01 reflecting strengthened operational outlook primarily in core revenues driven by strong occupancy and leasing results in both our Same-Home and Non-Same-Home portfolios.
•$0.01 reflecting partial year benefit from the anticipated refinancing of the 6.500% Series D and 6.350% Series E preferred shares.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for the Total Single-Family Properties portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three months ended March 31, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2021	2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$312,573	$287,342
Tenant charge-backs	(45,795)	(40,013)
Core revenues	266,778	247,329
Less: Non-Same-Home core revenues	30,760	20,430
Same-Home core revenues	$236,018	$226,899

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$118,694	$107,497
Property management expenses	23,699	23,276
Noncash share-based compensation - property management	(999)	(439)
Expenses reimbursed by tenant charge-backs	(45,795)	(40,013)
Core property operating expenses	95,599	90,321
Less: Non-Same-Home core property operating expenses	12,274	10,193
Same-Home core property operating expenses	$83,325	$80,128

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$48,921	$37,527
Gain on sale and impairment of single-family properties and other, net	(16,069)	(6,319)
Depreciation and amortization	90,071	82,821
Acquisition and other transaction costs	4,846	2,147
Noncash share-based compensation - property management	999	439
Interest expense	28,005	29,715
General and administrative expense	15,205	11,266
Other income and expense, net	(799)	(588)
Core NOI	171,179	157,008
Less: Non-Same-Home Core NOI	18,486	10,237
Same-Home Core NOI	152,693	146,771
Less: Same-Home Recurring Capital Expenditures	8,697	8,362
Same-Home Core NOI After Capital Expenditures	$143,996	$138,409

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$312,573	$296,551	$307,932	$280,689	$287,342
Tenant charge-backs	(45,795)	(35,430)	(49,935)	(35,429)	(40,013)
Core revenues	266,778	261,121	257,997	245,260	247,329
Less: Non-Same-Home core revenues	30,760	28,150	26,328	22,321	20,430
Same-Home core revenues	$236,018	$232,971	$231,669	$222,939	$226,899

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$118,694	$106,160	$126,174	$110,436	$107,497
Property management expenses	23,699	22,380	21,976	22,260	23,276
Noncash share-based compensation - property management	(999)	(418)	(447)	(441)	(439)
Expenses reimbursed by tenant charge-backs	(45,795)	(35,430)	(49,935)	(35,429)	(40,013)
Core property operating expenses	95,599	92,692	97,768	96,826	90,321
Less: Non-Same-Home core property operating expenses	12,274	10,979	11,419	11,342	10,193
Same-Home core property operating expenses	$83,325	$81,713	$86,349	$85,484	$80,128

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$48,921	$45,342	$40,153	$31,807	$37,527
Gain on sale and impairment of single-family properties and other, net	(16,069)	(10,251)	(12,206)	(9,997)	(6,319)
Depreciation and amortization	90,071	88,500	86,996	84,836	82,821
Acquisition and other transaction costs	4,846	3,579	1,616	1,956	2,147
Noncash share-based compensation - property management	999	418	447	441	439
Interest expense	28,005	28,498	29,267	29,558	29,715
General and administrative expense	15,205	13,188	12,570	11,493	11,266
Other income and expense, net	(799)	(845)	1,386	(1,660)	(588)
Core NOI	171,179	168,429	160,229	148,434	157,008
Less: Non-Same-Home Core NOI	18,486	17,171	14,909	10,979	10,237
Same-Home Core NOI	152,693	151,258	145,320	137,455	146,771
Less: Same-Home Recurring Capital Expenditures	8,697	8,731	13,848	11,289	8,362
Same-Home Core NOI After Capital Expenditures	$143,996	$142,527	$131,472	$126,166	$138,409

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$171,179	$168,429	$160,229	$148,434	$157,008
Less: Encumbered Core NOI	55,712	55,432	52,573	50,135	53,881
Unencumbered Core NOI	$115,467	$112,997	$107,656	$98,299	$103,127

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt to Adjusted EBITDAre and Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Total Debt	$2,922,374	$2,848,492	$2,853,883	$2,989,230	$2,970,558
Less: cash and cash equivalents	(75,237)	(137,060)	(315,808)	(32,010)	(33,108)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(40,439)	(36,015)	(35,315)	(39,892)	(42,060)
Net debt	$2,781,032	$2,649,751	$2,477,094	$2,891,662	$2,869,724
Preferred shares at liquidation value	883,750	883,750	883,750	883,750	883,750
Net debt and preferred shares	$3,664,782	$3,533,501	$3,360,844	$3,775,412	$3,753,474

Adjusted EBITDAre - TTM	$611,661	$598,806	$588,847	$582,003	$588,225

Net Debt to Adjusted EBITDAre	4.5 x	4.4 x	4.2 x	5.0 x	4.9 x

Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	5.9 x	5.7 x	6.5 x	6.4 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Mar 31, 2021
Interest expense per income statement	$115,328
Less: amortization of discounts, loan costs and cash flow hedge	(7,411)
Add: capitalized interest	21,225
Cash interest	129,142
Dividends on preferred shares	55,128
Fixed charges	$184,270

Adjusted EBITDAre - TTM	$611,661

Fixed Charge Coverage	3.3 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Mar 31, 2021
(Amounts in thousands)	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021
Unencumbered Core NOI	$98,299	$107,656	$112,997	$115,467	$434,419
Core NOI	148,434	160,229	168,429	171,179	648,271
Unencumbered Core NOI Percentage					67.0%

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months ended March 31, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2021	2020
Net income	$48,921	$37,527
Interest expense	28,005	29,715
Depreciation and amortization	90,071	82,821
EBITDA	$166,997	$150,063

Gain on sale and impairment of single-family properties and other, net	(16,069)	(6,319)
Adjustments for unconsolidated joint ventures	382	238
EBITDAre	$151,310	$143,982

Noncash share-based compensation - general and administrative	4,342	1,369
Noncash share-based compensation - property management	999	439
Acquisition, other transaction costs and other	4,846	2,852
Adjusted EBITDAre	$161,497	$148,642

Recurring Capital Expenditures	(9,651)	(8,711)
Leasing costs	(975)	(910)
Fully Adjusted EBITDAre	$150,871	$139,021

Rents and other single-family property revenues	$312,573	$287,342
Less: tenant charge-backs	(45,795)	(40,013)
Adjustments for unconsolidated joint ventures - income	2,086	929
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$268,864	$248,258

Adjusted EBITDAre Margin	60.1%	59.9%

Fully Adjusted EBITDAre Margin	56.1%	56.0%

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Net income	$166,223	$154,829	$150,951	$152,199	$160,696
Interest expense	115,328	117,038	119,703	121,901	124,914
Depreciation and amortization	350,403	343,153	337,872	332,949	330,953
EBITDA	$631,954	$615,020	$608,526	$607,049	$616,563

Gain on sale and impairment of single-family properties and other, net	(48,523)	(38,773)	(38,920)	(38,585)	(41,383)
Adjustments for unconsolidated joint ventures	1,496	1,352	1,840	1,122	1,481
EBITDAre	$584,927	$577,599	$571,446	$569,586	$576,661

Noncash share-based compensation - general and administrative	9,546	6,573	5,687	4,902	4,176
Noncash share-based compensation - property management	2,305	1,745	1,680	1,583	1,488
Acquisition, other transaction costs and other	14,883	12,889	10,034	5,932	5,241
Loss on early extinguishment of debt	—	—	—	—	659
Adjusted EBITDAre	$611,661	$598,806	$588,847	$582,003	$588,225

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Platform costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of rents and other single-family property revenues, net of tenant charge-backs.

	For the Three Months Ended Mar 31, 2021
(Amounts in thousands)	2021	2020
Property management expenses	$23,699	$23,276
Less: tenant charge-backs	(500)	(1,420)
Less: noncash share-based compensation - property management	(999)	(439)
Property management expenses, net	22,200	21,417

General and administrative expense	15,205	11,266
Less: noncash share-based compensation - general and administrative	(4,342)	(1,369)
General and administrative expense, net	10,863	9,897

Leasing costs	975	910

Platform costs	$34,038	$32,224

Rents and other single-family property revenues	$312,573	$287,342
Less: tenant charge-backs	(45,795)	(40,013)
Total portfolio rents and fees	$266,778	$247,329

Platform Efficiency Percentage	12.8%	13.0%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Mar 31, 2021
Adjusted FFO attributable to common share and unit holders	$106,296
Common distributions	(36,967)
Retained Cash Flow	$69,329

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
23975 Park Sorrento, Suite 300	investors@ah4r.com
Calabasas, CA 91302
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
UT
CA
CO
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley Securities	BTIG	Berenberg Capital Markets	BofA Global Research
Craig Kucera	Ryan Gilbert	Keegan Carl	Jeff Spector
craigkucera@brileyfbr.com	rgilbert@btig.com	keegan.carl@berenberg-us.com	jeff.spector@bofa.com

Citi	Credit Suisse	Evercore ISI	Goldman Sachs & Co.
Nicholas Joseph	Sam Choe	Steve Sakwa	Richard Skidmore
nicholas.joseph@citi.com	samuel.choe@credit-suisse.com	steve.sakwa@evercoreisi.com	richard.skidmore@gs.com

JMP Securities	J.P. Morgan Securities	Janney Montgomery Scott	Keefe, Bruyette & Woods, Inc.
Aaron Hecht	Anthony Paolone	Tyler Batory	Jade Rahmani
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	tbatory@janney.com	jrahmani@kbw.com

Mizuho Securities USA Inc.	Morgan Stanley	RBC Capital Markets	Raymond James & Associates, Inc.
Haendel St. Juste	Richard Hill	Brad Heffern	Buck Horne
haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	brad.heffern@rbccm.com	buck.horne@raymondjames.com

Wells Fargo Securities	Zelman & Associates
Todd Stender	Alexander Kalmus
todd.stender@wellsfargo.com	alex@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.